UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 10, 2008

CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26415	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

431 Fairway Drive, Deerfield Beach, Florida 33441

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 10, 2008, the Board of Directors of China Direct, Inc. (the “Company”) approved a stock repurchase program. The program authorizes the Company to repurchase up to $2.5 million of its outstanding common stock through March 31, 2009. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors deemed appropriate by the Company’s CEO and President. Repurchases may be in open-market transactions or through privately negotiated transactions, and the repurchase program may be discontinued by the Board of Directors at any time.

The press release announcing the approval of the repurchase program is furnished as Exhibit 99.1 and is incorporated by reference.

The information in this Form 8-K (including Exhibit 99.1) is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release of China Direct, Inc. dated September 12, 2008 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2008

CHINA DIRECT, INC.

By:	/s/ David Stein
David Stein,
Chief Operating Officer